UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report:

May 12, 2006

MATTEL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-05647	95-1567322
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

333 Continental Boulevard, El Segundo, California	90245-5012
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

(310) 252-2000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01.	Entry into a Material Definitive Agreement.

Forms of Grant Agreements Pursuant to the Mattel, Inc. 2005 Equity Compensation Plan.

On May 11, 2006, pursuant to the Mattel, Inc. 2005 Equity Compensation Plan (the “2005 Plan”), Annual Grants (as defined in the 2005 Plan) of non-qualified stock options (“NQSOs”) and restricted stock units (“RSUs”) with dividend equivalent rights were made to non-employee directors of Mattel. The form of grant agreement used with regard to the Annual Grants of NQSOs, which is filed herewith as Exhibit 99.1, provides for vesting of the NQSOs at the rate of 33%, 33% and 34%, respectively, on the first, second and third anniversaries of the grant date, except in the case of the holder’s severance, in which case special provisions apply depending upon the nature of the severance. The form of grant agreement used for the Annual Grants of RSUs with dividend equivalent rights, which is filed herewith as Exhibit 99.2, provides for vesting of 50% of such RSUs on the second anniversary of the date of grant and 50% of such RSUs on the third anniversary of the date of grant, except in the case of the holder’s severance, in which case special provisions apply depending upon the nature of the severance. Pursuant to the dividend equivalent rights, if Mattel pays a cash dividend or distribution with respect to its common stock, the holder of any such RSUs that are outstanding on the record date for such cash dividend or distribution will receive an amount in cash equal to the amount the holder would have received if the RSUs had been actual shares of Mattel common stock outstanding on such date. This summary description of provisions of the above-referenced grant agreements is qualified in its entirety by reference to Exhibits 99.1 and 99.2.

Forms of Amendments to 2005 Restricted Stock Unit Grant Agreements.

On May 10, 2006, Mattel adopted forms of amendments to grant agreements that were used in 2005 to make grants of RSUs with dividend equivalent rights. Such 2005 RSU grants included Annual Grants on May 19, 2005 to non-employee directors of Mattel and a grant on October 18, 2005 to Neil B. Friedman, President, Mattel Brands. The amendments provide that, with respect to future cash dividends or distributions that Mattel may pay on its common stock, the holder of any such RSUs that are outstanding on the record date for such cash dividend or distribution will receive an amount in cash equal to the amount the holder would have received if the RSUs had been actual shares of Mattel common stock outstanding on such date. The amendments also update language relating to Section 409A of the Internal Revenue Code. The provisions of the amendments are effective as of the dates set forth in the forms of amendments. This summary description of provisions of the above-referenced forms of amendments is qualified in its entirety by reference to Exhibits 99.3 and 99.4.

Section 9 – Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(a) Financial statements of businesses acquired: None

(b) Pro forma financial information: None

(c) Exhibits:

Exhibit No.	Exhibit Description

99.1*	Form of Grant Agreement for Annual Grants to Outside Directors of NQSOs under the 2005 Plan

99.2*	Form of Grant Agreement for Annual Grants to Outside Directors of RSUs with Dividend Equivalents under the 2005 Plan

99.3*	Form of Amendment to 2005 Grant Agreement for Annual Grant to Outside Directors of RSUs with Dividend Equivalents under the 2005 Plan

99.4*	Form of Amendment to 2005 Grant Agreement for Grant to Neil B. Friedman of RSUs with Dividend Equivalents under the 2005 Plan.

*	Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATTEL, INC. Registrant

By:	/s/ Robert Normile
Robert Normile Senior Vice President, General Counsel and Secretary

Dated: May 12, 2006

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